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                                                                EXHIBIT (14)(a)






                      CONSENT OF INDEPENDENT ACCOUNTANTS




The Board of Trustees and Shareholders
 Van Kampen American Capital New Jersey Tax Free Income Fund:


We consent to the use of our report included herein and to the references to our Firm under the heading financial highlights in the Prospectus of the Van Kampen American Capital New Jersey Tax Free Income Fund (Fund) and under the heading "Custodian and Independent Accountants" in the Statement of Additional Information of the Fund.


/s/ KPMG Peat Marwick LLP
Chicago, Illinois
September 19, 1997